Exhibit 10.5

AMENDED AND RESTATED

TRADEMARK LICENSE AGREEMENT

This AMENDED AND RESTATED TRADEMARK LICENSE AGREEMENT (this “Agreement”), is entered into as of May 14, 2012 (the “Effective Date”), by and between Apollo Management Holdings, L.P., a Delaware limited partnership, having a principal place of business at 9 West 57th Street, New York, NY 10019 (“Licensor”), and Apollo Investment Corporation, a Maryland corporation, with offices at 9 West 57th Street, New York, NY 10019 (“Licensee” and, together with Licensor, each a “Party” and, collectively, the “Parties”).

RECITALS

A. Licensor has adopted, is using, and otherwise has the right to use and license the trademark “APOLLO” (the “Licensed Mark”) for use in connection with financial services;

B. Apollo Management, L.P., a Delaware limited partnership (“AMLP”), and Licensee entered into a Trademark License Agreement (the “Original Agreement”), dated as of March 25, 2004, pursuant to which AMLP granted Licensee the right to use the Licensed Mark and the Licensed Trade Name;

C. In connection with a series of internal reorganization transactions entered into by AMLP, Licensor and their Affiliates, dated as of April 19, 2007, which were undertaken as part of the formation of the Apollo Global Management, LLC structure, AMLP assigned all of its rights and obligations under the Original Agreement to Licensor, and Licensee consented to this assignment pursuant to Section 6.1 of the Original Agreement, which consent is hereby ratified by Licensee; and

D. The Parties wish to amend and restate the terms and conditions pursuant to which Licensor grants to Licensee the right to use the Licensed Mark, the Licensed Logo and the Licensed Trade Name.

NOW THEREFORE, in consideration of the mutual agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby amend and restate the Original Agreement in its entirety as follows:

ARTICLE I

DEFINITIONS & INTERPRETATION

1.1 “Affiliate” means any corporation, company or other legal entity that Controls, is Controlled by, or is under Common control with a Party.

1.2 “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

1.3 “Licensed Logo” means the logo incorporating the Licensed Mark as set forth on Schedule 1.

1.4 “Licensed Trade Name” means the corporate name Apollo Investment Corporation and any variation thereof that includes the Licensed Mark and is approved for use by Licensor.

1.5 “Licensed Services” means those services and activities that are typically rendered or conducted by a closed-end management investment company.

1.6 When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section of, or Schedule to, this Agreement unless otherwise indicated. For all purposes hereof, the terms “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation.” “Hereof,” “hereto,” “hereunder,” “herein” and similar expressions refer to this Agreement as a whole and not to any particular provision of this Agreement. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

ARTICLE II

LICENSE GRANT AND CONDITIONS OF LICENSED USE

2.1 Subject to the terms and conditions set forth in this Agreement, Licensor hereby grants Licensee a worldwide, non-exclusive, non-transferable, royalty-free license (without the right to sublicense) to use and display the Licensed Mark, including as a component of the Licensed Trade Name, and the Licensed Logo solely in connection with the Licensed Services.

2.2 All use of the Licensed Mark and the Licensed Logo by Licensee, and all goodwill associated with such use, shall inure to the benefit of Licensor.

2.3 As between the Parties, the Licensed Mark and the Licensed Logo shall remain the exclusive property of Licensor and nothing in this Agreement shall give Licensee any right or interest in the Licensed Mark or the Licensed Logo except the licenses expressly granted in this Agreement.

2.4 All of Licensor’s rights in and to the Licensed Mark, including the right to use and to grant others the right to use the Licensed Mark, and the Licensed Logo are reserved by Licensor.

2.5 No license, right, or immunity is granted by either Party to the other, either expressly or by implication, or by estoppel, or otherwise with respect to any trademarks, copyrights, trade dress or other property right, other than with respect to the Licensed Mark, including as a component of the Licensed Trade Name, and the Licensed Logo in accordance with Article 2.1 of this Agreement.

2.6 Licensee acknowledges that, as between the Parties, Licensor is the sole owner of all right, title and interest in and to the Licensed Mark and the Licensed Logo, and that Licensee has not acquired, and shall not acquire, any right, title or interest in or to the Licensed Mark or the Licensed Logo except the right to use the Licensed Mark and the Licensed Logo in accordance with the terms of this Agreement.

2.7 Licensee shall not register the Licensed Mark or the Licensed Logo, or any variations thereof, in any jurisdiction without Licensor’s express prior written consent, and, as between the Parties, Licensor shall retain the exclusive right to apply for and obtain registrations for the Licensed Mark and/or the Licensed Logo throughout the world. Licensee acknowledges that Licensor may register the Licensed Trade Name in any jurisdiction throughout the world and that, upon any such registration, the license granted to Licensee pursuant to Section 2.1 shall include the right to use such registered mark(s).

2.8 Licensee shall not challenge the validity of the Licensed Mark or the Licensed Logo, nor shall Licensee challenge Licensor’s ownership of the Licensed Mark or the Licensed Logo or the enforceability of Licensor’s rights therein.

2.9 Licensee shall designate the first or a prominent use of the Licensed Mark in all promotional materials, documents, brochures, and/or manuals with the symbol “SM”. In the event that Licensor registers the Licensed Mark or the Licensed Trade Name, Licensee shall designate the first or a prominent use of the Licensed Mark or Licensed Trade Name, as applicable, in all promotional materials, documents, brochures, and/or manuals with the symbol ® in all jurisdictions in which the Licensed Mark or Licensed Trade Name is registered.

2.10 Licensee agrees to cooperate with Licensor’s preparation and filing of any applications, renewals or other documentation necessary or useful to protect and/or enforce Licensor’s intellectual property rights in the Licensed Mark, the Licensed Trade Narm and/or the Licensed Logo.

(a) Licensee shall notify Licensor promptly of any actual or threatened infringements, imitations or unauthorized uses of the Licensed Mark of which Licensee becomes aware.

(b) Licensor shall have the sole right, though it is under no obligation, to bring any action for any past, present and future infringements of its intellectual property rights in the Licensed Mark and the Licensed Logo.

(c) Licensee shall cooperate with Licensor, at Licensor’s expense for any out-of- pocket costs incurred by Licensee, in any efforts by Licensor to enforce its rights in the Licensed Mark or Licensed Logo or to prosecute third party infringers of the Licensed Mark or Licensed Logo.

(d) Licensor shall be entitled to retain any and all damages and other monies awarded or otherwise paid in connection with any such action.

ARTICLE III

QUALITY CONTROL

3.1 In order to promote the goodwill symbolized by the Licensed Mark, Licensee will insure that the Licensed Services shall be of the same high quality as the services marketed or otherwise provided by Licensor and its licensees.

3.2 Licensee shall use the Licensed Logo solely in the form, style, look and color as set forth on Schedule 1. Licensee shall not revise, alter or otherwise change the Licensed Logo without the prior written approval of Licensor. Licensor retains the right to change the form, style, look or color of the Licensed Logo at any time and, upon written notice to Licensee of any such changes, Licensee shall adopt any such revised Licensed Logo within ninety (90) days of its receipt of such notice.

3.3 Licensee shall use the Licensed Mark in a form which is in accordance with sound trademark practice so as not to weaken the value of the Licensed Mark. Licensee shall use the Licensed Mark and the Licensed Logo in a manner that does not derogate, based on an objective business standard, Licensor’s rights in the Licensed Mark or the Licensed Logo or the value of the Licensed Mark or the Licensed Logo, and shall take no action that would, based on an objective standard, interfere with, diminish or tarnish those rights or value.

3.4 Licensee shall use the Licensed Mark only in connection with services that meet or exceed generally accepted industry standards of quality and performance.

3.5 Licensor shall have the right to monitor the quality of the services provided and promotional materials used by Licensee, and Licensee shall use reasonable efforts to assist Licensor in monitoring the quality of the services provided and promotional materials used by Licensee.

3.6 From time to time and upon Licensor’s request, Licensee shall submit to Licensor samples of all materials bearing the Licensed Mark or the Licensed Logo, including any advertising, packaging and other publicly disseminated materials.

3.7 If Licensor discovers any improper use of the Licensed Mark or the Licensed Logo on any such submission and delivers a writing describing in detail the improper use to Licensee, Licensee shall remedy the improper use immediately.

ARTICLE IV

TERM AND TERMINATION

4.1 Either Party may terminate this Agreement by giving the other Party thirty (30) days’ prior written notice.

4.2 This Agreement and all rights and licenses granted under this Agreement shall terminate as soon as practicable, but no longer than thirty (30) days, after:

(a) expiration or termination of the Amended and Restated Investment Advisory and Management Agreement, dated as of March 18, 2010, between Apollo Investment Management, L.P. (the “Advisor”), an Affiliate of Licensor, and Licensee, pursuant to which Licensee engaged Advisor to act as the investment advisor to Licensee;

(b) the date on which Advisor otherwise ceases to serve as investment adviser to Licensee; or

(c) Licensee materially breaches this Agreement, including Licensee’s obligations under ARTICLE III, and such breach is not cured within thirty (30) days of its receipt of a writing from Licensor notifying Licensee of such breach.

4.3 Upon termination of this Agreement, Licensee shall immediately cease all use of the Licensed Mark, including as a component of the Licensed Trade Name, and the Licensed Logo, as soon as practicable and, in any event, no later than thirty (30) days after termination. Licensee shall send a written notice to Licensor within thirty (30) days after termination of this Agreement certifying that Licensee has ceased any and all use of the Licensed Mark, including as a component of the Licensed Trade Name, and the Licensed Logo, and send to Licensor a copy of the duly filed certificate of name change with the Secretary of State for the State of Maryland.

4.4 For twelve (12) months following the termination of this Agreement, Licensee shall specify on all public-facing materials in a prominent place and in a prominent typeface that Licensee is no longer operating under the Licensed Mark and is no longer associated with Licensor or its Affiliates.

ARTICLE V

GENERAL PROVISIONS

5.1 Indemnification. Licensee, at Licensee’ own expense, shall indemnify, hold harmless and defend Licensor, its Affiliates, successors and assigns, and its and their directors, officers, employees and agents, against any claim, demand, cause of action, debt, expense or liability (including attorneys’ fees and costs), to the extent that the foregoing (a) is based on a claim resulting solely from any service provided or offered by Licensee, (b) results from a material breach, or is based on a claim that, if true, would be a material breach, of this Agreement by Licensee, or (c) is based upon Licensee’s unauthorized or improper use of the Licensed Mark.

5.2 LIMITATION OF WARRANTY AND LIABILITY. LICENSOR MAKES NO WARRANTY OF ANY KIND, WHETHER EXPRESS, IMPLIED, RELATED TO OR ARISING OUT OF THE LICENSED MARK OR THIS AGREEMENT.

(a) LICENSOR SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, AND/OR TITLE, AND ALL OTHER WARRANTIES THAT MAY OTHERWISE ARISE FROM COURSE OF DEALING, USAGE OF TRADE OR CUSTOM.

(b) IN NO EVENT SHALL LICENSOR OR ANY OF ITS AFFILIATES OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, LICENSORS, SUPPLIERS OR OTHER REPRESENTATIVES BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOSS OF PROFITS, BUSINESS INTERRUPTION, LOSS OF GOODWILL, COMPUTER FAILURE OR MALFUNCTION OR OTHERWISE, ARISING FROM OR RELATING TO THIS AGREEMENT OR THE LICENSED MARK, EVEN IF LICENSOR IS EXPRESSLY ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. The foregoing limitation of liability and exclusion of certain damages shall apply regardless of the failure of essential purpose of any remedies available to either Party.

5.3 Non-Transferable Agreement. Licensee may not assign, transfer or otherwise convey this Agreement and/or any of its rights and/or obligations hereunder, including by way of merger, consolidation, reorganization or the sale of all or substantially all of Licensee’s assets or equity securities, without the prior written consent of Licensor and any such attempted assignment shall be void.

5.4 Assignment by Licensor. Notwithstanding anything to the contrary herein, Licensor has the express right to assign this Agreement and/or any of its rights and/or obligations hereunder; provided, that any such assignment shall be subject to the rights granted hereunder.

5.5 Remedies. Licensee acknowledges that a material breach of Licensee’s obligations under this Agreement would cause Licensor irreparable damage. Accordingly, Licensee agrees that in the event of such breach or threatened breach, in addition to any remedies at law or at equity, Licensor shall have the right to enjoin Licensee from the unlawful and/or unauthorized use of the Licensed Mark, including as a component of the Licensed Trade Name, and/or the Licensed Logo and any other equitable relief to protect Licensor’s rights in the Licensed Mark without the requirement of posting a bond.

5.6 Integration. This Agreement contains the entire agreement of the Parties. No promise, inducement, representation or agreement, other than as expressly set forth herein, has been made to or by the Parties hereto. All prior agreements and understandings related to the subject matter hereof, whether written or oral, are expressly superseded hereby and are of no further force or effect.

5.7 Binding Agreement. This Agreement shall be binding upon the Parties’ permitted assigns and successors and references to each Party shall include such assigns and successors.

5.8 Amendment. This Agreement cannot be altered, amended or modified in any respect, except by a writing duly signed by both Parties.

5.9 No Strict Construction. The normal rule of construction that states that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement. Headings are for reference only and shall not affect the meaning of any of the provisions of this Agreement.

5.10 Waiver. At no time shall any failure or delay by either Party in enforcing any provision, exercising any option, or requiring performance of any provision, be construed to be a waiver of same.

5.11 Governing Law and Jurisdiction. The provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of New York (excluding any conflict of law rule or principle that would refer to the laws of another jurisdiction). Each Party hereto irrevocably submits to the jurisdiction of the state and federal courts located in New York County, New York, in any action or proceeding arising out of or relating to this Agreement, and each Party hereby irrevocably agrees that all claims in respect of any such action or proceeding must be brought and/or defended in any such court; provided, however, that matters which are under the exclusive jurisdiction of the federal courts shall be brought in the Federal District Court for the Southern District of New York. Each Party hereto consents to service of process by any means authorized by the applicable law of the forum in any action brought under or arising out of this Agreement, and each Party irrevocably waives, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

5.12 Attorney’s Fees. In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the Parties hereto agree that the prevailing party shall be entitled to recover from the other party upon final judgment on the merits reasonable attorneys’ fees (and sales taxes thereon, if any), including attorneys’ fees for any appeal, and costs incurred in bringing such suit or proceeding.

5.13 Relationship of the Parties. Nothing in this Agreement will be construed as creating a joint venture, partnership, or employment relationship between Licensor and Licensee. Neither Party will have the right, power or implied authority to create any obligation or duty on behalf of the other Party.

5.14 Notices. Unless otherwise specified in this Agreement, all notices shall be in writing and delivered personally, mailed, first class mail, postage prepaid, or delivered by confirmed electronic or digital means, to the addresses set forth at the beginning of this Agreement and to the attention of the undersigned. Either Party may change the addresses or addressees for notice by giving notice to the other. All notices shall be deemed given on the date personally delivered, when placed in the mail as specified or when electronic or digital confirmation is received.

5.15 Counterparts. This Agreement may be executed in counterparts, by manual or facsimile signature, each of which will be deemed an original and all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the Effective Date.

APOLLO MANAGEMENT HOLDINGS, L.P.

By:	Apollo Management Holdings GP, LLC
its general partner

By:	/s/ Jessica L. Lomm
Name:	JESSICA L. LOMM
Title:	VICE PRESIDENT

APOLLO INVESTMENT CORPORATION

By:	Apollo Investment Management, L.P.
its adviser

By:	ACC Management, LLC
its general partner

By:	/s/ Joseph D. Glatt
Name:	JOSEPH D. GLATT
Title:	VICE PRESIDENT

[Signature page of Amended and Restated License Agreement with AIC]

Schedule 1

Licensed Logo